Exhibit 99.2

FOR IMMEDIATE RELEASE

Rienso® (Ferumoxytol) Receives European Marketing Authorization for the Treatment of Iron Deficiency Anemia in Adult Patients with Chronic Kidney Disease

Marketing Authorization Triggers $15 Million Milestone Payment to AMAG

LEXINGTON, MA (June 22, 2012) — AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today announced that the European Commission has granted marketing authorization for ferumoxytol, an intravenous (IV) iron therapy to treat iron deficiency anemia (IDA) in adult patients with chronic kidney disease (CKD). The marketing authorization follows a positive opinion, issued on April 19, 2012, by the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency. Ferumoxytol was approved for the same indication in the US under the brand name Feraheme® in June 2009.

The marketing authorization is valid in the current European Union Member States as well as in Iceland and Norway, and is based on data obtained from an extensive clinical development program. Takeda Pharmaceutical Company Limited, AMAG’s partner in Europe, plans to launch ferumoxytol in Europe under the brand name Rienso® in 2012. The EU marketing authorization triggers a $15 million milestone payment to AMAG from Takeda; the first commercial sale of Rienso® in Europe will trigger another $15 million milestone payment to AMAG. Additionally, AMAG is entitled to receive tiered, double-digit royalties on sales of Rienso® in the licensed territories.

“AMAG has four significant organic growth opportunities for ferumoxytol — continued share gains in the US CKD IDA market, international launches and market penetration, label expansion in the US and abroad, and overall IV iron market expansion,”  said William Heiden, president and chief executive officer of AMAG. “We are very fortunate to have a committed partner with an outstanding reputation in the pharmaceutical industry responsible for the launch of ferumoxytol in many regions outside of the United States. Through Takeda’s efforts, patients outside the US with CKD will soon benefit from a new therapy to treat their IDA.”

Iron deficiency is a common cause of anemia in CKD patients, and is very common in the later stages of CKD as renal function deteriorates and erythropoiesis (red blood cell production) declines. IDA can have a profound impact on patients’ lives, causing fatigue, shortness of breath and an increase in the risk of cardiovascular complications including congestive heart failure.(1)  IV iron is recommended for use to increase hemoglobin levels in CKD patients with IDA. (1) Approximately one million grams of IV iron are administered to IDA patients in the EU each year.

“While treatments for iron deficiency anemia have been widely available for many years, the disease continues to place a significant burden on the everyday life of CKD patients worldwide, and its management should be tailored to appropriately address the clinical consequences of this debilitating condition,” said Francesco Locatelli, Scientific Director, Division of Nephrology and Dialysis, Alessandro Manzoni Hospital, Lecco, Italy. “Ferumoxytol offers an effective alternative to current therapies in the management of anemia, and news of its approval will be warmly received by the European renal community.”

About AMAG Pharmaceuticals, Inc.
AMAG Pharmaceuticals, Inc. is a biopharmaceutical company that manufactures and markets ferumoxytol under the brand name Feraheme® in the United States. For additional company information, please visit www.amagpharma.com.

About Feraheme (ferumoxytol)
In the United States, Feraheme® (ferumoxytol) Injection for Intravenous (IV) use is indicated for the treatment of iron deficiency anemia in adult chronic kidney disease (CKD) patients. Feraheme received marketing approval from the US Food and Drug Administration on June 30, 2009 and was commercially launched by AMAG in the US shortly thereafter. Ferumoxytol received marketing approval in Canada in December 2011, where it will be marketed by Takeda as Feraheme®, and in the European Union in June 2012, where it will be marketed by Takeda as Rienso®. For additional product information, please visit www.feraheme.com.

AMAG Pharmaceuticals and Feraheme are registered trademarks of AMAG Pharmaceuticals, Inc.

Rienso is a registered trademark of Takeda Pharmaceutical Company Limited.

(1) National Kidney Foundation. KDOQI clinical practice guidelines and clinical practice recommendations for anemia in chronic kidney disease. Am J Kidney Dis 2006;47(suppl 3):11—1458

The important safety information below is based on the United States prescribing information.

Important Safety Information About Feraheme

Indication and contraindications

Feraheme is indicated for the treatment of iron deficiency anemia in adult patients with chronic kidney disease. Feraheme is contraindicated in patients with known hypersensitivity to Feraheme or any of its components.

Warnings and precautions

Serious hypersensitivity reactions, including anaphylactic-type reactions, some of which have been life-threatening and fatal, have been reported in patients receiving Feraheme.  Observe patients for signs and symptoms of hypersensitivity during and after Feraheme administration for at least 30 minutes and until clinically stable following completion of each administration.  Only administer the drug when personnel and therapies are immediately available for the treatment of anaphylaxis and other hypersensitivity reactions. Anaphylactic type reactions, presenting with cardiac/cardiorespiratory arrest, clinically significant hypotension, syncope, and unresponsiveness have been reported in the post-marketing experience. In clinical studies, serious hypersensitivity reactions were reported in 0.2% (3/1,726) of subjects receiving Feraheme. Other adverse reactions potentially associated with hypersensitivity (e.g., pruritus, rash, urticaria or wheezing) were reported in 3.7% (63/1,726) of subjects.

Severe adverse reactions of clinically significant hypotension have been reported in the post-marketing experience. In clinical studies, hypotension was reported in 1.9% (33/1,726) of subjects, including three patients with serious hypotensive reactions. Monitor for signs and symptoms of hypotension following each Feraheme injection. Excessive therapy with parenteral iron can lead to excess storage of iron with the possibility of iatrogenic hemosiderosis. Patients should be regularly monitored for hematologic response during parenteral iron therapy, noting that lab assays may overestimate serum iron and transferrin bound iron values in the 24 hours following administration of Feraheme. As a superparamagnetic iron oxide, Feraheme may transiently affect magnetic resonance diagnostic imaging studies for up to 3 months following the last Feraheme dose. Feraheme will not affect X-ray, CT, PET, SPECT, ultrasound, or nuclear imaging.

Adverse reactions

In clinical trials, the most commonly occurring adverse reactions in Feraheme treated patients versus oral iron treated patients reported in > 2% of chronic kidney disease patients were diarrhea (4.0% vs. 8.2%), nausea (3.1% vs. 7.5%), dizziness (2.6% vs. 1.8%), hypotension (2.5% vs. 0.4%), constipation (2.1% vs. 5.7%) and peripheral edema (2.0% vs. 3.2%). In clinical trials, adverse reactions leading to treatment discontinuation and occurring in 2 or more Feraheme treated patients included hypotension, infusion site swelling, increased serum ferritin level, chest pain, diarrhea, dizziness, ecchymosis, pruritus, chronic renal failure, and urticaria.

Post-marketing safety experience

The following adverse reactions have been identified during post-approval use of Feraheme. Because these reactions are reported voluntarily from a population of uncertain size, it is not always possible to reliably estimate their frequency or establish a causal relationship to drug exposure.

The following serious adverse reactions have been reported from the post-marketing spontaneous reports with Feraheme: life-threatening anaphylactic-type reactions, cardiac/cardiorespiratory arrest, clinically significant hypotension, syncope, unresponsiveness, loss of consciousness, tachycardia/rhythm abnormalities, angioedema, ischemic myocardial events, congestive heart failure, pulse absent, and cyanosis. These adverse reactions have occurred up to 30 minutes after the administration of Feraheme injection. Reactions have occurred following the first dose or subsequent doses of Feraheme.

For full prescribing information, please visit www.feraheme.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to statements regarding: the areas of significant organic growth opportunities for ferumoxytol, Takeda’s expected 2012 launch of ferumoxytol in the EU and Canada, and any milestone payments and royalties we may receive following such launch are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include: (1) uncertainties regarding our and Takeda’s ability to successfully compete in the intravenous iron replacement market both in the US and outside the US, including the EU, (2) uncertainties regarding our ability to successfully and timely complete our clinical development programs and obtain regulatory approval for Feraheme/Rienso in the broader IDA indication both in the US and in territories outside of the US, including the EU, (3) the fact that significant safety or drug interaction problems could arise with respect to Feraheme/Rienso, (4) uncertainties regarding our ability to manufacture Feraheme/Rienso, (5) uncertainties relating to our patents and proprietary rights, and (6) other risks identified in our Securities and Exchange Commission filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Company Contact:
Amy Sullivan

AMAG Pharmaceuticals, Inc.; 617-498-3303